Exhibit 10.2

January 24, 2021

Landcadia Holdings III, Inc.

1510 West Loop South
Houston, Texas 77027

Re: Sponsor Letter Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Landcadia Holdings III, Inc. (“Landcadia”), HMAN Group Holdings Inc. (“Hillman”) and the other parties thereto (the “Merger Agreement”) and hereby amends and restates in its entirety (i) that certain letter, dated October 8, 2020, from TFJ, LLC and Jefferies Financial Group Inc. (each, a “Sponsor” and collectively, the “Sponsors”) and each of the undersigned individuals, each of whom is a member of Landcadia’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”) to Landcadia (the “Prior Letter Agreement”) and (ii) that certain letter, dated January 6, 2021, from Dona Cornell to Landcadia. Certain capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

In order to induce Hillman and Landcadia to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Sponsor and each of the Insiders, hereby agrees with Landcadia and, at all times prior to any valid termination of the Merger Agreement, Hillman as follows:

1.	Each Sponsor and each Insider hereby agrees: (i) that at any duly called meeting of the stockholders of Landcadia (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Landcadia requested by Landcadia’s board of directors or undertaken as contemplated by the Transactions, each Sponsor and each Insider shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her shares of Capital Stock to be counted as present thereat for purposes of establishing a quorum, and it, he or she shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its, his or her shares of Capital Stock (a) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of Landcadia contained in the Merger Agreement, (c) in favor of any other proposals set forth in Landcadia’s proxy statement to be included as part of the Registration Statement on Form S-4 to be filed by Landcadia with the SEC relating to the Transactions (including any amendments or supplements thereto, the “Proxy Statement”), (d) for any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) (1) there are not sufficient votes for approval of the Merger Agreement and any other proposals related thereto as set forth in the Proxy Statement on the dates on which such meetings are held or (2) the closing condition in Section 7.1(k) of the Merger Agreement has not been satisfied, and (e) except as set forth in the Proxy Statement, against the following actions or proposals: (1) any Business Combination or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement; and (2) (A) any change in the present capitalization of Landcadia or any amendment of Landcadia’s second amended and restated certificate of incorporation (as it may be amended from time to time, the “Second A&R Certificate of Incorporation”), except to the extent expressly contemplated by the Merger Agreement, (B) any liquidation, dissolution or other change in Landcadia’s corporate structure or business, (C) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Sponsors or such Insider under this Letter Agreement, or (D) any other action or proposal involving Landcadia or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions, and (ii) not to redeem, elect to redeem or tender or submit any of its shares of Common Stock owned by it, him or her for redemption in connection with such stockholder approval or proposed Business Combination, or in connection with any vote to amend the Second A&R Certificate of Incorporation. Prior to any valid termination of the Merger Agreement, (x) each Sponsor and each Insider shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Legal Requirements to consummate the Merger and the other transactions contemplated by the Merger Agreement and on the terms and subject to the conditions set forth therein, and (y) each Sponsor and each Insider shall be bound by and comply with Sections 6.11 (No Solicitation) and 6.4 (Confidentiality; Communications Plan; Access to Information) of the Merger Agreement (and any relevant definitions contained in any such sections) as if such Person were a signatory to the Merger Agreement with respect to such provisions. If Landcadia seeks to consummate a proposed Business Combination by engaging in a tender offer, each Sponsor and each Insider agrees that it, he or she will not seek to sell any shares of Common Stock owned by it, him or her to Landcadia in connection therewith. The obligations of the Sponsors and the Insiders specified in this paragraph 1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommended by Landcadia’s board of directors.

2.	(a) Each Sponsor and each Insider hereby agrees that in the event that Landcadia fails to consummate a Business Combination by October 14, 2022, or such later period approved by Landcadia’s stockholders in accordance with the Second A&R Certificate of Incorporation, each Sponsor and each Insider shall take all reasonable steps to cause Landcadia to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to Landcadia to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Landcadia’s remaining stockholders and Landcadia’s board of directors, dissolve and liquidate, subject in each case to Landcadia’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. Each Sponsor and each Insider agrees to not propose any amendment to the Second A&R Certificate of Incorporation to modify the substance or timing of Landcadia’s obligation (i) to redeem 100% of the Offering Shares if Landcadia does not complete a Business Combination by the date set forth in the Second A&R Certificate of Incorporation or (ii) to provide for redemption in connection with a Business Combination, unless Landcadia provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Landcadia to pay its taxes, divided by the number of then outstanding Offering Shares.

(b) Each Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of Landcadia as a result of any liquidation of Landcadia with respect to the Founder Shares held by it, him or her. Each Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Second A&R Certificate of Incorporation to modify the substance or timing of Landcadia’s obligation to redeem 100% of the Offering Shares if Landcadia has not consummated a Business Combination within the time period set forth in the Second A&R Certificate of Incorporation or in the context of a tender offer made by Landcadia to purchase shares of Common Stock (although the Sponsors, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if Landcadia fails to consummate a Business Combination within the time period set forth in the Second A&R Certificate of Incorporation).

3.	Without limiting their obligations under paragraph 6 below, during the period commencing on the date hereof and ending on the earlier of (a) the valid termination of the Merger Agreement or (b) the Closing, each Sponsor and each Insider shall not, without the prior written consent of Landcadia, Transfer any Units, shares of Capital Stock, warrants (each, a “Warrant”) to purchase shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her. In the event that (i) any shares of Capital Stock, Warrants or other equity securities of Landcadia are issued to the Sponsors or any Insider after the date hereof pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Capital Stock of, on or affecting the shares of Capital Stock owned by the Sponsors or any Insider or otherwise, (ii) the Sponsors or any Insider purchases or otherwise acquires beneficial ownership of any shares of Capital Stock, Warrants or other equity securities of Landcadia after the date hereof or (iii) the Sponsors or any Insider acquires the right to vote or share in the voting of any shares of Capital Stock, Warrants or other equity securities of Landcadia after the date hereof (such shares of Capital Stock, Warrants or other equity securities of Landcadia described in clauses (i), (ii) and (iii), the “New Shares”), then such New Shares acquired or purchased by the Sponsors or any Insider shall be subject to the terms of this paragraph 3 and paragraph 1 above to the same extent as if they constituted the Capital Stock or Warrants owned by such Sponsor or Insider as of the date hereof.

4.	In the event of the liquidation of the Trust Account upon the failure of Landcadia to consummate its initial Business Combination within the time period set forth in the Second A&R Certificate of Incorporation, each Sponsor (together, the “Indemnitors”) jointly and severally agrees to indemnify and hold harmless Landcadia against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which Landcadia may become subject as a result of any claim by (i) any third party for services rendered or products sold to Landcadia or (ii) any prospective target business with which Landcadia has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, that such indemnification of Landcadia by the Indemnitors (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the Trust Account which may be withdrawn to pay taxes, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under Landcadia’s indemnification of Jefferies, LLC (the “Representative”) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Each Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to Landcadia if, within 15 days following written receipt of notice of the claim to such Indemnitor, such Indemnitor notifies Landcadia in writing that it shall undertake such defense

5.	Each Sponsor and each Insider hereby agrees and acknowledges that: (i) the Representative, Landcadia and, prior to any valid termination of the Merger Agreement, Hillman would be irreparably injured in the event of a breach by either Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 6(a), 6(b), 6(c), 6(d), 8 and 14, as applicable, of this Letter Agreement (with respect to the Representative, only to the extent such provisions were contained in the Prior Letter Agreement), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6.	(a) Each Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the Closing Date or (B) after the Closing Date, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date on which Landcadia completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Landcadia’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Each Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the Closing Date (the “Private Placement Warrants Lock-up Period”, and together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 3, 6(a) and (b), the following Transfers of the Founder Shares, the Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by either Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 6(c)), are permitted (a) to Landcadia’s officers or directors, any affiliates or family members of any of Landcadia’s officers or directors, any members of the Sponsors or any affiliates of the Sponsors; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of Landcadia’s liquidation prior to the completion of an initial Business Combination; or (g) by virtue of the laws of the State of Delaware or the organizational documents of either Sponsor’s upon dissolution of either Sponsor; provided, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with Landcadia agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement and by the same agreements entered into by the Sponsors with respect to such securities (including provisions relating to voting, the Trust Account and liquidating distributions).

(d) (1) (A) Section 4.3(b)(i) of the Second A&R Certificate of Incorporation provides that each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock (the “Initial Conversion Ratio”) at the time of the Business Combination, and (B) Section 4.3(b)(ii) of the Second A&R Certificate of Incorporation provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional shares of Common Stock or other equity-linked securities are issued in excess of the amounts offered in the Public Offering such that the Sponsors and the Insiders shall continue to own 20% of the issued and outstanding shares of Capital Stock after giving effect to such issuance.

(2) As of and conditioned upon the Closing, each Sponsor and each Insider hereby irrevocably relinquishes and waives any and all rights each Sponsor and each Insider has or will have under Section 4.3(b)(ii) of the Second A&R Certificate of Incorporation to receive shares of Common Stock in excess of the number issuable at the Initial Conversion Ratio upon conversion of the existing Class B Common Stock held by him, her or it, as applicable, in connection with the Closing as a result of any Adjustment, and, as a result, the shares of Class B Common Stock shall convert into shares of Class A Common Stock (or such equivalent security) at Closing on a one-for-one basis.

(e) Substantially simultaneously with, but immediately prior to (and contingent upon), the Closing, each Sponsor shall, for no consideration, forfeit and surrender its pro rata share of 2,828,000 Founder Shares, and TJF, LLC, shall for no consideration, forfeit and surrender 1,000,000 Founder Shares (such 3,828,000 forfeited Founder Shares, the “Forfeited Shares”) to Landcadia for cancellation. Each Sponsor and Landcadia shall take such actions as are necessary to cause the Forfeited Shares to be retired and canceled, after which the Forfeited Shares shall no longer be issued, outstanding, convertible or exercisable, and each Sponsor shall provide Landcadia and Hillman with evidence that such retirement and cancellation has occurred.

7.	Each Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to Landcadia (including any such information to be included in the Proxy Statement) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

8.	Except as disclosed in Section 3.16 (Brokers; Third Party Expenses) of the Company Disclosure Letter, neither the Sponsors nor any Insider, nor any affiliate of the Sponsors or any Insider, nor any director or officer of Landcadia, shall receive from Landcadia any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of Landcadia’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination and each of which shall, as of and in connection with the Closing, be paid off in full and no further liabilities or obligations in respect thereof shall be due and owing by Landcadia or Hillman or any of its Subsidiaries from and after the Closing: payment to Fertitta Entertainment, Inc. for certain office space, utilities and secretarial and administrative support as may be reasonably required by Landcadia for a total of $20,000 per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; payment of a customary financial advisory fee to an affiliate of Jefferies Financial Group Inc. in an amount that constitutes a market standard financial advisory fee for comparable transactions at the closing of Landcadia’s initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by Landcadia from time to time, made by the Sponsors or any of Landcadia’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that if Landcadia does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by Landcadia to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. During the period commencing on the date hereof and ending on the earlier of (i) the consummation of the Closing and (ii) the valid termination of the Merger Agreement, each Sponsor and each Insider agrees not to enter into, modify or amend any Contract between or among the Sponsors, any Insider, anyone related by blood, marriage or adoption to any Insider or any Affiliate of any such Person (other than Landcadia or any of its Subsidiaries), on the one hand, and Landcadia or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Letter Agreement or (y) Hillman’s or Landcadia’s ability to perform or satisfy any obligation under the Merger Agreement.

9.	Each Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of Landcadia.

10.	As compensation for service on the board of directors of Landcadia by each Insider serving as an “independent” member of the board of directors of Landcadia under Nasdaq listing standards and applicable Commission rules (each, an “Independent Director”), if Landcadia consummates its initial Business Combination, Landcadia shall pay $100,000 to each Independent Director at the time of the consummation of the initial Business Combination so long as such Independent Director has continuously served as an Independent Director until such time.

11.	As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Landcadia and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Class B Common Stock” shall mean Landcadia’s Class B Common Stock, par value $0.0001 per share; (iv) “Common Stock” shall mean Landcadia’s Class A Common Stock, par value $0.0001 per share; (v) “Commission” shall mean the U.S. Securities and Exchange Commission; (vi) “Founder Shares” shall mean (a) the 12,500,000 shares of Landcadia’s Class B common stock, par value $0.0001 per share, held by the Sponsors; (vii) “Private Placement Warrants” shall mean an aggregate of 8,000,000 Warrants that the Sponsors purchased for an aggregate purchase price of $12,000,000, or $1.50 per Warrant in connection with the closing of the Public Offering; (viii) “Public Offering” shall mean the initial public offering of 50,000,000 of Landcadia’s Units (the “Units”), each comprised of one share of Common Stock and one-third of one Warrant; (ix) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (x) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering were deposited; and (xi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.	Landcadia maintains an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director is covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of Landcadia’s directors or officers.

13.	This Letter Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including without limitation, the Prior Letter Agreement. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto, it being acknowledged and agreed that Hillman’s execution of such an instrument will not be required after any valid termination of the Merger Agreement.

14.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties (except that, following any valid termination of the Merger Agreement, no consent from Hillman shall be required). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on Landcadia, each Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of Landcadia, each Sponsor and the Insiders (and, prior to any valid termination of the Merger Agreement, Hillman) and their successors, heirs, personal representatives and assigns and permitted transferees.

Notwithstanding anything herein to the contrary, each of Landcadia, each Sponsor and each Insider acknowledges and agrees that Hillman is an express third-party beneficiary of this Agreement and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth in this Letter Agreement as though directly party hereto.

16.	This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.	This Letter Agreement, and all claims or causes of action (each, an “Action”) based upon, arising out of, or related to this Letter Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Letter Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Letter Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or email transmission to the receiving party’s address or email address set forth above or on the receiving party’s signature page hereto; provided that any such notice, consent or request to be given to Landcadia or Hillman at any time prior to the valid termination of the Merger Agreement shall be given in accordance with the terms of Section 10.2 (Notices) of the Merger Agreement.

20.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Acquiror; provided, that paragraph 4 of this Letter Agreement shall survive such liquidation; provided, further, that no such termination shall relieve the Sponsors, any Insider or the Acquiror from any liability resulting from a breach of this Letter Agreement occurring prior to such termination.

21.	Certain of the parties hereto are also a party to that certain Registration Rights Agreement, dated as of October 8, 2020, by and among Landcadia, the Sponsors and the other parties signatory thereto (the “Existing Registration Rights Agreement”). Effective as of the Closing, the Sponsors contemplated to become a party to the A&R Registration Rights Agreement in Exhibit E of the Merger Agreement shall deliver to Landcadia and Hillman such agreement, duly executed by such Person, in the form attached to the Merger Agreement.

22.	Each of the Sponsors and the Insiders hereby represents and warrants (severally and not jointly, as to itself, himself or herself only) to Landcadia and Hillman as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Letter Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Letter Agreement and to perform his or her obligations hereunder; (iii) this Letter Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Letter Agreement, this Letter Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Letter Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Founder Shares or Private Placement Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Letter Agreement; (v) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Letter Agreement; (vi) except for fees described in 3.16 (Brokers; Third Party Expenses) of the Company Disclosure Letter, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Person, Landcadia, any of its Subsidiaries or any of their respective Affiliates in connection with the Merger Agreement or this Letter Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Landcadia, Hillman or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Merger Agreement and this Letter Agreement and has had the opportunity to consult with its, his or her tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) except as otherwise described in this Letter Agreement, such Person has the direct or indirect interest in all of its, his or her Common Stock or Warrants and Founder Shares and Private Placement Warrants, which are held through the Sponsors, each Sponsor has good title to all such Founder Shares and Private Placement Warrants and any Common Stock or Warrants held by such Sponsor, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities, other than transfer restrictions under the Securities Act) affecting any such securities, other than pursuant to (A) this Letter Agreement, (B) the Second A&R Certificate of Incorporation, (C) the Merger Agreement, (D) the Registration Rights Agreement, dated as of October 8, 2020, by and among Landcadia, the Sponsors and the other parties signatory thereto, or (E) any applicable securities laws; (x) the Founder Shares and Private Placement Warrants listed on Annex A are the only equity securities in Landcadia (including, without limitation, any equity securities convertible into, or which can be exercised or exchanged for, equity securities of Landcadia) owned of record or beneficially owned by such Person as of the date hereof and such Person has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) such Founder Shares and Private Placement Warrants and none of such Founder Shares or Private Placement Warrants is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Founder Shares or Private Placement Warrants, except as provided in this Letter Agreement; the Sponsors and each Insider hereby agrees to supplement Annex A from time to time to the extent that the Sponsors or any Insider acquires additional securities in Landcadia; and (xi) such Person is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of Landcadia (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

23.	If, and as often as, there are any changes in Landcadia, the Common Stock, the Founder Shares or the Private Placement Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Letter Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Landcadia, Landcadia’s successor or the surviving entity of such transaction, the Common Stock, the Founder Shares or the Private Placement Warrants, each as so changed.

24.	Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[Signature Page Follows]

Sincerely,

SPONSORS:

TJF, LLC

By:	/s/ Tilman J. Fertitta
Name:	Tilman J. Fertitta
Title:	Sole Managing Member

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Michael J. Sharp
Name:	Michael J. Sharp
Title:	Executive Vice President and General Counsel

INSIDERS:

By:	/s/ Tilman J. Fertitta
Name:	Tilman J. Fertitta

By:	/s/ Richard B. Handler
Name:	Richard B. Handler

By:	/s/ Scott J. Kelly
Name:	Scott J. Kelly

By:	/s/ Dona Cornell
Name:	Dona Cornell

[Signature Page to Letter Agreement]

By:	/s/ Richard H. Liem
Name:	Richard H. Liem

By:	/s/ Steven L. Scheinthal
Name:	Steven L. Scheinthal

By:	/s/ Nicholas Daraviras
Name:	Nicholas Daraviras

LANDCADIA HOLDINGS III, INC.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President and Secretary

[Signature Page to Letter Agreement]